FIFTH AMENDMENT TO

PURCHASE AND SALE AGREEMENT

THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Fifth Amendment”) is made and entered into as of January 31, 2007 by and between GREIT–ONE WORLD TRADE CENTER, L.P., a California limited partnership (“Seller”), and LEGACY PARTNERS REALTY FUND II, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer have entered into that certain Purchase and Sale Agreement dated as of August 17, 2006, as amended by that certain First Amendment to Purchase and Sale Agreement dated as of September 21, 2006, that certain Second Amendment to Purchase and Sale Agreement dated as of January 5, 2007 and that certain Third Amendment to Purchase and Sale Agreement dated as of January 19, 2007 and that certain Forth Amendment to Purchase and Sale Agreement dated as of January 26, 2007 (as amended, the “Purchase Agreement”), with respect to that certain real property commonly known as One World Trade Center, located in the County of Los Angeles, State of California, and more particularly described in the Purchase Agreement.

B. The parties hereto desire to amend the Purchase Agreement to confirm certain matters as set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

1. Defined Terms. Initially capitalized terms used in this Fifth Amendment and not otherwise defined in this Fifth Amendment shall have the meanings provided for such terms in the Purchase Agreement.

2. Closing. Notwithstanding anything to the contrary in Section 7.2.1 of the Purchase Agreement, Seller and Buyer agree that the outside date for Closing shall be extended to February 15, 2007.

3. Miscellaneous. Except to the extent expressly modified by this Fifth Amendment, the Purchase Agreement remains in full force and effect. To the extent of any inconsistency between this Fifth Amendment and the Purchase Agreement, the terms and conditions of this Fifth Amendment shall control. This Fifth Amendment may be executed in multiple counterparts, all of which, taken together, shall constitute one document. This Fifth Amendment shall be deemed effective against a party upon receipt by the other party (or its counsel) of a counterpart executed by facsimile.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Fifth Amendment as of the date referenced above.

SELLER:

GREIT–ONE WORLD TRADE CENTER, L.P.,

a California limited partnership

	By: Its:	GREIT – One World Trade Center GP, LLC, a California limited liability company General Partner

By:G REIT, L.P., a Virginia limited partnership, Its:sole member

By:G REIT, Inc., a Maryland corporation, Its:General Partner

By:/s/ Andrea R. Biller

Name:Andrea R. Biller

Title: Executive Vice President

BUYER:

LEGACY PARTNERS REALTY FUND II, LLC,

a Delaware limited liability company

By:	Legacy Partners Investment Management Services, LLC

Its:	a Delaware limited liability company Managing Member

	By:	/s/ Rick Wada

	Name:	Rick Wada

	Title:	Vice President